EXHIBIT 10.44


                               AMENDMENT NUMBER 1
                                       TO
                          SECURITIES PURCHASE AGREEMENT

     THIS AMENDMENT AGREEMENT (the "Amendment") is entered into as of October 18, 2005, between STARTECH ENVIRONMENTAL CORPORATION, a corporation organized and existing under the laws of the State of Colorado (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

     WHEREAS, on September 15, 2005, the Company and the Investor entered into a series of financing agreements (the "Transaction Documents"), including without limitation that certain Securities Purchase Agreement (the "Agreement"), pursuant to which, among other things, the Investor agreed to advance the Company an aggregate principal amount of Two Million Three Hundred Thousand Dollars ($2,300,000) of convertible debentures; and

     WHEREAS, the parties hereto desire to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I.   Amendments.

     A. The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct by the parties hereto.

     B. Section 4(k). Section 4(k) of the Agreement is deleted in its entirety and the following language shall replace Section 4(k) of the Agreement:

     Restriction on Issuance of the Capital Stock. So long as any Convertible Debentures are outstanding, except for the capital stock to be issued pursuant to the Amended and Restated Standby Equity Distribution Agreement dated the date hereof, the Company shall not, without the prior written consent of the Buyer(s), which consent shall not be unreasonably withheld, (i) issue or sell shares of Common Stock or Preferred Stock with or without consideration, (ii) issue any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock with or without consideration, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8. The foregoing restriction shall not apply to the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture or other partnering arrangement or to consultants (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity, (c) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Securities Purchase Agreement, (d) any warrants issued to Trendwith Securities, Inc. and its designees for the transactions contemplated by the Securities Purchase Agreement, provided, however, that the exercise price of such warrants is not less than the Bid Price of the Common Stock on the date of issuance of such options, (e) the Warrant Shares and any securities issued or issuable pursuant to the Securities Purchase Agreement, (f) any issuance by the Company of its equity securities to raise capital so long as the proceeds received by the Company are used to repay all outstanding principal and accrued but unpaid interest under the Debenture along with the 20% Redemption Premium if the price of the Company's Common Stock in connection with such capital raise is below the Conversion Price (as such term is defined in the Amended and Restated Convertible Debenture of even date herewith), provided, however, the Company provides the Investor with ten (10) days notice of such capital raise, (g) options or grants of options to purchase up to 500,000 shares of Common Stock, provided (I) such options are issued after the date of this Warrant to employees of the Company, and (II) the exercise price of such options is not less than the Bid Price of the Common Stock on the date of issuance of such option and (g) previously issued options prior to the date hereof to R. Dechairo, J. Equale, N. Perna and K. Hale.

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II.  Miscellaneous.

     A. Except as provided hereinabove, all of the terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

     B. This Amendment is made pursuant to and in accordance with the terms and conditions of the Agreement.

     C. All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Agreement.

     D. All provisions in the Agreement and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                            COMPANY:
                                            STARTECH ENVIRONMENTAL CORPORATION

                                            By: /s/  Peter J. Scanlon
                                            ------------------------------------
                                            Name:    Peter J. Scanlon
                                            Title:   CFO

                                            CORNELL CAPITAL PARTNERS, LP
                                            By:  Yorkville Advisors, LP
                                            Its: General Partner

                                            By: /s/  Mark Angelo
                                            ------------------------------------
                                            Name     Mark Angelo
                                            Title:   Portfolio Manager








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